Exhibit 10.11

DATED 5 July, 2004

CYCLACEL GROUP PLC

- and -

OGIER EMPLOYEE BENEFIT TRUSTEE LIMITED

TRUST DEED

establishing the Cyclacel Group Plc

Employee Benefit Trust

ALLEN & OVERY LLP

LONDON

EP:274240.2

TRUST DEED

establishing the Cyclacel Group Plc

Employee Benefit Trust

CONTENTS

1.	Definitions
2.	The parties’ obligations
3.	Discretionary trust of capital and income
4.	Trusts at the expiration of the trust period
5.	Additions to the trust fund
6.	Waiver of dividends
7.	Investment powers
8.	Additional powers
9.	Power of resettlement
10.	Voting
11.	Personal interests of trustees
12.	Protection of trustee
13.	Changes of trustee
14.	Information supplied by any member of the group
15.	Power to amend
16.	Costs
17.	Receipts
18.	Remuneration of trustee
19.	Governing law
20.	Changing of Governing Law
21.	Irrevocability
22.	Exclusions and limitations
23.	Miscellaneous
24.	Counterparts
Schedule

THIS DEED is made on 5 July, 2004

BETWEEN:

(1)                                  CYCLACEL GROUP PLC (registered number 5090795) whose registered office is at 6-8 Underwood Street, London N1 7JQ (“the Company”) and

(2)                                  OGIER EMPLOYEE BENEFIT TRUSTEE LIMITED (registered number 78262) whose registered office is at Whiteley Chambers, Don Street, St. Helier, Jersey, JE4 9WG  (“the Original Trustee”).

WHEREAS:

(A)                              The Company has determined to establish a trust on the terms of this Deed.

(B)                                The Original Trustee has agreed to act as the first trustee of the Trust on the terms of this Deed.

(C)                                The Company has paid £100 to the Original Trustee to be held upon the trusts declared in this Deed.

NOW THIS DEED WITNESSES as follows:

1.                                      DEFINITIONS

1.1                                 In this Deed the following words and expressions shall bear the respective following meanings unless the context otherwise requires:

“Accumulation Period”	the period beginning on the date of this Deed and ending upon the first to happen of:

(a) the expiry of twenty-one (21) years or such longer period as may be allowed by the law relating to accumulations for the time being in force in relation to this Deed; and

(b) the date the Trustee declares by written notice to be the end of the Accumulation Period (not being a date earlier than the date of the notice);

“Beneficiary	a bona fide Employee or former Employee or the wife, husband, widow, widower, or child or step-child under the age of 18 of such Employee or former Employee;

“Board”	the board of directors of the Company for the time being or a duly constituted committee of that board;

“Employee”	an employee (including an executive director) of the Group from time to time;

“Employees’ Share Scheme”	has the meaning given in section 743 of the Companies Act 1985;

“Group”	the Company and its Subsidiaries from time to time and references to a member of the Group shall be construed accordingly;

“Property”	any property, including any chose in action and any interest in real or personal property;

“Shares”	fully paid ordinary shares in the capital of the Company;

“Subsidiary”	a company as defined in section 736 of the Companies Act 1985;

“Trust”	the trust established by this Deed as for the time being amended and known as “Cyclacel Group Plc Employee Benefit Trust”;

“Trustee”	the Original Trustee or such other trustee or trustees for the time being of the Trust;

“Trust Fund”	shall comprise:

(a) the sum of £100 referred to in Recital (C); and

(b) Property at any time added to it by way of accumulation of income, capital accretion, payment, transfer, gift, loan or otherwise; and

(c) all money, investments and other Property representing or derived from (a) and (b) respectively;

“Trust Period”	the period beginning with the date of this Deed and ending on the first to happen of:

(a) the expiry of seventy-nine (79) years from the date of this Deed; or

(b)

the date when an order for the winding-up of the Company is made or a resolution is passed for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company which becomes the

Company for the purposes of this Deed as envisaged in the definition of “Company”); or

(c)	the date the Trustee declares by deed to be the end of the Trust Period (not being a date earlier than the date of the deed);

and so that a period of eighty (80) years from the date of this Deed shall be the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964.

1.2                                 Words and expressions not otherwise defined herein have the same meaning they have in the Income and Corporation Taxes Act 1988.

1.3                                 Where the context admits or requires references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine.

1.4                                 Reference in this deed to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations made under them.  The Interpretation Act 1978 shall apply to this Deed as if it were an Act of Parliament.

1.5                                 The headings in this Deed are for the sake of convenience only and should be ignored when construing the Deed.

2.                                      THE PARTIES’ OBLIGATIONS

The Trustee and the Company shall procure that the Trust constitutes and remains part of an Employees’ Share Scheme and a trust for the benefit of employees, as that term is described in section 86 of the Inheritance Tax Act 1984.

3.                                      DISCRETIONARY TRUST OF CAPITAL AND INCOME

3.1                                 Subject to the provisions of Clauses 3.3 and 7, the Trustee shall hold the Trust Fund on trust for all or any one or more of the Beneficiaries in such shares and on such trusts and subject to such powers and provisions as the Trustee shall during the Trust Period in its discretion by any deed or deeds revocable during the Trust Period or irrevocable appoint.

3.2                                 Subject to Clauses 3.1 and 3.3, the Trustee shall during the Trust Period hold the Trust Fund on trust to pay or apply the income and may apply the capital of the Trust Fund to or for the benefit of all or any of the Beneficiaries in such shares and in such manner as the Trustee thinks fit PROVIDED THAT the Trustee may during the Accumulation Period, if it thinks fit, accumulate the whole or any part of the income of the Trust Fund by investing it in any investments authorised by this Deed and adding the accumulations to the Trust Fund.

3.3                                 The Trust Fund shall be divided into as many sub-funds as shall be required by Clause 3.3.1 below so that on receipt by the Trustee of any asset forming part of the Trust Fund that asset shall be allocated to and held on trust only for the purposes of the relevant sub-fund so that:

3.3.1        all assets contributed by any one member of the Group and all income and other assets derived from those assets shall be allocated to a single sub-fund;

3.3.2        the assets of any single sub-fund shall be held upon trust for, and may be transferred, paid or applied only to or for the benefit of those Beneficiaries whose membership of the class of Beneficiaries as a whole results from their employment or former employment by the member of the Group to which the sub-fund relates (or their relationship to such Beneficiaries);

3.3.3        in accordance with Clauses 3.1 and 3.2 above, the trusts established by this Deed shall have effect as if every reference to the Trust Fund were a reference to each of the sub-funds severally or any of them as the context may require or permit and every reference to a Beneficiary, the Beneficiaries or any of them were a reference to the same as defined in relation to each such sub-fund or any of them pursuant to paragraph 3.3.2 above; and

3.3.4        any asset contributed other than by a member of the Group shall not be allocated to a sub-fund and any asset contributed by the Company may or may not be allocated to a sub-fund and the Company shall direct the Trustee whether or not to allocate funds contributed by the Company to a sub-fund.

3.4                                 No power, authority or discretion conferred on the Trustees by this Deed or by law shall (notwithstanding anything to the contrary expressed or implied in this Deed) be exercisable so as to cause:

3.4.1        any part of the Trust Fund to become applicable for the benefit of any member of the Group except that the Trustee shall be empowered to repay out of the Trust Fund all loans to the Trustee made by any member of the Group;

3.4.2        a breach of Clause 2;

3.4.3        an infringement of the rule against perpetuities.

3.5.                              Without prejudice to the rest of this Clause 3, the Trustee may operate the Trust in conjunction with any Employees’ Share Scheme operated by the Company or may itself operate Employees’ Share Schemes under the Trust.  Where the Trustee grants options which may be options to subscribe for Shares in accordance with the rules of an Employees’ Share Scheme, the limits on the number of Shares which the Trustee may subscribe will be prescribed by the rules of that Employees’ Share Scheme.

4.                                      TRUSTS AT THE EXPIRATION OF THE TRUST PERIOD

4.1.                              At the expiry of the Trust Period, the Trustee shall hold the Trust Fund (after paying or providing for any costs, charges or expenses incurred or to be incurred by the Trustee) UPON TRUST:

4.1.1        for such of the Beneficiaries then living and in such proportions as the Trustee decides before the end of the Trust Period; or

4.1.2        in default of any decision by the Trustee before the end of the Trust Period,

(i)                                     for all of the Employees then living in equal shares, or

(ii)                                  if there are no Employees at that time, for such charity or charities as may then be decided by the Trustee, and in default of such decision, for charitable purposes generally.

4.2                                 There shall be no resulting trust in favour of any member of the Group at the expiration of the Trust Period.

5.                                      ADDITIONS TO THE TRUST FUND

The Trustee may at any time receive any gift or donation, whether of money or other Property, from any person, company or corporation, to be held as an addition to the Trust Fund.  Any additions to the Trust Fund shall (in the absence of any contrary direction from the donor) be held by the Trustee on the trusts declared in this Deed.

6.                                      WAIVER OF DIVIDENDS

Until the Company directs the Trustee otherwise, the Trustee shall waive its entitlement to dividends on Shares comprised in the Trust Fund.

7.                                      INVESTMENT POWERS

7.1                                 The Trust Fund or any part of it may, at the Trustee’s discretion, be:

7.1.1        applied in the acquisition or disposal of Shares from any person, or in the acquisition or disposal of securities issued by the Company or any member of the Group;

7.1.2        placed on current or deposit account with any bank or financial institution which is an authorised institution for the purposes of the Banking Act 1987 or a bank or financial institution established and operating in the Channel Islands or the Isle of Man or invested in negotiable instruments issued by any such bank or financial institution;

7.1.3        invested in fixed-interest Government securities of the United Kingdom or any local authority thereof;

7.1.4        applied in the acquisition or disposal of such assets or Property of whatever nature and whereever situated and whether involving liabilities or producing income or upon personal credit with or without security; or

7.1.5        applied in the acquisition of any reversionary interest or any other investments not producing income or of a wasting nature,

so that the Trustee shall have the same full and unrestricted powers of investing the Trust Fund as if it were the absolute beneficial owner of it PROVIDED THAT (i) the Trustee shall not be required to invest, or to invest at interest, the Trust Fund or any part of it, and in the event that it does invest in a non-interest bearing account, it shall not be liable for any loss arising from such investment; and (ii) the Trustee may not exercise its investment powers so as to cause the Trust to be a collective investment scheme (as defined under section 235 of the Financial Services & Markets Act 2000).

7.2                                 The Trustee shall not be obliged to:

7.2.1        diversify the investment of the Trust Fund;

7.2.2        become a director or officer, or interfere in the management or affairs, of the Company or any company any of the shares or stock of which are, for the time being, comprised in the Trust Fund, even if the Trustee has (whether directly or indirectly) a substantial holding in or control of any such company; or

7.2.3        seek information about the affairs of any such company, but may leave the conduct of its affairs to its directors or other persons managing the company (so long as the Trustee has no notice of any act of dishonesty on the part of such directors or others in connection with the management of the company).

7.3                                 The Trust Fund shall be held in the name of, or to the order of, the Trustee.  The Trust Fund or any part may be held in the name of a nominee or nominees for and on behalf of the Trustee on such terms as the Trustee shall decide.  The Trustee shall have power to pay such nominee or nominees reasonable fees for their services.

8.                                      ADDITIONAL POWERS

In addition to the powers vested in trustees by law or statute, the Trustee shall, subject to Clauses 2, 3.3 and 3.4, have the additional powers regarding the Trust Fund set out in the Schedule to this Deed, which shall be separate powers.  The Trustee may exercise all or any of the additional powers, without the intervention of any Beneficiary, in such manner and to such extent as it thinks fit.

9.                                      POWER OF RESETTLEMENT

9.1           The Trustee may, subject to Clauses 3.3, 3.4 and 9.2, if it thinks fit, at any time during the Trust Period, transfer the Trust Fund or any part of it into the names or the legal control of the trustees or trustee (whether resident in the United Kingdom or abroad) of and for the purposes of any settlement or trust (the “Transferee Settlement”) administered and taking effect in any part of the world and governed, as its proper law, by the law of that or any other part of the world.  Any Property transferred shall be held upon the trusts and with and subject to the powers and provisions of the Transferee Settlement, free of all the trusts, powers and provisions of this Deed.

9.2           No transfer pursuant to Clause 9.1 shall be made:

9.2.1        if it offends any applicable rules against perpetuities or excessive accumulations;

9.2.2        unless the Trustee (whose decision shall be final and binding on all persons beneficially interested under this Deed) are satisfied that the Transferee Settlement:

9.2.2.1                     is such that the transfer will only be for the benefit of some or all of the Beneficiaries;

9.2.2.2                     is fully enforceable in law, for which purpose the Trustee shall be entitled to rely on advice received from professional advisers practising in the territory where the Transferee Settlement is intended to take effect; and

9.2.2.3                     will constitute a trust for the benefit of employees, as that term is described in section 86 of the Inheritance Tax Act 1984.

10.                               VOTING

The Trustee shall abstain from voting any Shares held in the Trust Fund at any general meeting of the Company. If any offer is made to the holders of Shares to acquire their Shares then:

(a)                                  the Trustee shall not be obliged to accept or reject the offer in respect of any Shares which are at that time subject to subsisting options, but shall have regard to the interests of the optionholders and shall have power to consult them to obtain their views on the offer, and

(b)                                 subject to (a) above, the Trustee shall take the action with respect to the offer it thinks fair.

11.                               PERSONAL INTERESTS OF TRUSTEES

11.1         Subject to Clause 11.2, no decision of or exercise of a power by the Trustee shall be invalidated or questioned on the grounds that the Trustee or any individual Trustee or any director or other officers of a corporate Trustee had a direct or personal interest in the result of any decision or in the exercising of any power and any such person may vote in respect of the decision or exercise of power and be taken into account for the purposes of a quorum, notwithstanding his interest.

11.2                           If the interest of the Trustee or other person concerned for the purposes of Clause 11.1:

11.2.1      arises otherwise than solely because the Trustee or other person concerned is a Beneficiary or a director or other officer or shareholder of any member of the Group; and

11.2.2      is material,

then the nature of the interest must (unless otherwise agreed) have been declared at the meeting of the Trustee (or if there is a sole corporate Trustee, the meeting of the board of directors of the sole Trustee) at which the item of business to which the interest relates was discussed or, if the Trustee or other person concerned was not present at that meeting, at the next meeting of the Trustee (or next meeting of the board of directors of the sole corporate Trustee, as appropriate) at which he was present.

11.3         A Trustee (or director or other officer of a corporate Trustee) who is or becomes a Beneficiary may retain and not be liable to account for any benefits to which he becomes entitled under this Deed.  The exercise of any power or discretion by any such person shall not be invalidated or questioned on the grounds that he had a direct or indirect interest in it.

11.4         A Trustee or any director or other officer of a corporate Trustee shall not be precluded from acquiring, holding or dealing with debentures, debenture stock, shares or securities whatsoever of any member of the Group or from entering into or being interested in any contract or other transaction with any member of the Group and none of them shall be liable to account to any member of the Group or the Beneficiaries for any profits made or benefits obtained in connection with the acquisition, contract or transaction.

11.5                           Any Trustee or any employee, director or officer of a corporate Trustee may be employed and remunerated as a director or other officer or employee or as agent or adviser of any corporation, body or firm connected with the Trust Fund and may keep as his property any remuneration, fees or profits received by him in any such capacity, notwithstanding that his situation of office may have been obtained, held or retained by means or by reason of his position as one of the Trustee or as an employee, director or officer of a corporate Trustee.

12.                               PROTECTION OF TRUSTEE

12.1                           Neither the Trustee nor any employee, director or other officer of a corporate Trustee nor any member of any committee appointed by the directors of a corporate trustee nor any delegate of the Trustee (unless remunerated for so acting) shall be liable for any loss, arising by reason of any mistake or omission made in good faith or by reason of any other matter or thing including negligence, fraud or the default of any agent employed or delegate or nominee appointed, unless the loss results from wilful and individual fraud or default on the part of the Trustee, employee, director, officer, committee member or delegate whom it is sought to make liable or, in the case of a delegate remunerated for so acting as part of a business carried on by him, from any negligent act or omission by him.

12.2                           The Company shall keep the Trustee and each director, officer or employee of any corporate trustee fully indemnified against any actions, claims, costs, demands, expenses and all other liabilities to which it shall as Trustee be or become liable by virtue of any act, event or thing unless such actions, claims, costs, demands, expenses and other liabilities shall be attributable to fraud, misconduct or negligence on the part of the Trustee who or which is sought to be made liable save, in each case, to the extent that the same is capable of being discharged from the Trust Fund.  In addition, the Trustee shall have the benefit of all the powers, privileges and immunities conferred upon trustees by statute or by law.

12.3                           Unless the Trustee shall agree otherwise, the Trustee shall not be liable to provide benefits under the Trust which in aggregate exceed the value of the Trust Fund from time to time.

13.                               CHANGES OF TRUSTEE

13.1         The minimum number of persons to be the Trustee (or of any part of the Trust Fund in respect of which a separate set of trustees has been appointed) shall be:

13.1.1                  one, in the case of a corporate Trustee; or

13.1.2                  two, in any other case.

13.2         So long as the number of persons acting as the Trustee is below the minimum number, a continuing Trustee shall not be entitled to exercise any discretion or power under this Deed.

13.3         Any Trustee may, at any time, by written notice given to the Company and any co-trustee retire from his office at the expiry of one month from the date when the notice is received by the Company (or any shorter period agreed in writing by the Company) PROVIDED THAT this power shall not be exercised unless, immediately after its exercise, there will be, as Trustee (whether by virtue of an appointment taking effect immediately on the retirement or otherwise), at least the minimum number of persons required by Clause 13.1 to be the Trustee.

13.4         If the Company receives a notice of retirement from a sole corporate Trustee, the Company shall appoint a person to act as Trustee with effect from no later than the date on which the sole corporate Trustee’s  retirement takes effect and if the Company does not appoint a new Trustee before the expiry of one month from the date notice is received by the Company, that sole corporate Trustee may appoint a person to act a Trustee on the expiration of that notice.

13.5         The Company shall have power by deed:

13.5.1      to remove from office any Trustee without assigning any reason for the removal PROVIDED THAT:

13.5.1.1                     this power shall not be exercised unless, immediately after its exercise, there will be, as Trustee (whether by virtue of an appointment taking effect immediately upon the removal or otherwise), at least the minimum number of persons required by Clause 13.1 to be the Trustee; and

13.5.1.2                     the Company shall give any Trustee no less than 14 days’ notice in writing before exercising this power to remove the Trustee from office;

13.5.2      to appoint a person or persons in the place of any Trustee who, for any reason, ceases to be a Trustee and whether or not the number of persons acting as Trustee is below the minimum number required by Clause 13.1 prior to such appointment; and

13.5.3      to appoint (without limitation as to number) an additional Trustee.

13.6                           In the event that the number of persons acting as Trustee falls below the minimum number required by Clause 13.1, the Company shall immediately appoint the number of new or additional trustees necessary to comply with the requirements of Clause 13.1.

13.7                           Any person (including any other corporation and any director, officer or employee of the Company or any of its subsidiaries) may be appointed, on the terms and conditions the Company agrees with that person, as a Trustee, wherever that person is domiciled or resident or (being a corporation) is incorporated or carries on business.

13.8                           A retiring or removed Trustee will execute all transfers or other documents and do all acts necessary for vesting the Trust Fund in new or continuing Trustees PROVIDED THAT a retiring or removed Trustee who is in any way liable under this Deed shall not be bound to transfer the Trust Fund unless reasonable security is provided for indemnifying that Trustee against the liability.

13.9                           Unless there is a sole corporate Trustee, this Clause 13.8 shall govern the proceedings of the Trustee:

13.9.1      subject to Clause 17.1, the trusts, powers and discretions vested by this Deed in the Trustees must be exercised by all the Trustee; and

13.9.2      unless otherwise agreed by the Trustee, a resolution in writing signed by all the Trustee (whether on the same document or in counterparts) shall be as valid as if it has been passed at a meeting of the Trustee.

14.                               INFORMATION SUPPLIED BY ANY MEMBER OF THE GROUP

The Trustee shall be entitled to rely, without further enquiry, on all information supplied to it by any member of the Group.

15.                               POWER TO AMEND

15.1                           Subject to Clause 15.2, during the Trust Period the Trustee shall have power by deed to amend, restrict, release or extend the trusts, powers and provisions of this Deed in any manner.

15.2                           No exercise of the power contained in Clause 15.1 may:

15.2.1      have the effect of breaching, or removing the restrictions contained in Clause 3.4;

15.2.2.     extend the power conferred by Clause 15.1 or remove the restrictions contained in this Clause 15.2;

15.2.3      alter or affect the rights of any person accrued prior to the date of the amendment except with the prior consent in writing of that person; or

15.2.4      invalidate any prior payment or application of the Trust Fund or affect any part of the Trust Fund to which any person has previously become absolutely entitled; or

15.2.5      be made without the Trustee first having notified the Company a reasonable time (being not less than 21 days) in advance of the proposed amendment, restriction or extension.

15.3                           Every power, authority or discretion conferred upon the Trustee or any other person and not expressly made exercisable only during a period allowed by law shall (notwithstanding anything to the contrary expressed or implied in this Deed) only be exercisable during the Trust Period and during further period (whether definite or indefinite) that the law allows in respect of the particular power, authority or discretion.

16.                               COSTS

16.1                           All costs charges and expenses of and incidental to the preparation, operation and determination of the Trust (including any stamp duty and stamp duty reserve tax payable by and remuneration of the Trustee) shall be payable by the Company to the extent not paid by the Trustee under the provisions of this Deed.

16.2                           The Company may from time to time determine that some or all of the costs, charges and expenses of the administration of the Trust or management of the Trust Fund shall be met by any member of the Group in such proportions as the Company shall determine;

16.3                           The Trustee may, notwithstanding Clause 16.2, pay from the Trust Fund all of the costs, charges and expenses of the administration of the Trust or the management of the Trust Fund but no cost, charge or expense shall be paid more than once.  The Company shall reimburse the Trustee for payment of any cost, charge or expense paid by the Trustee which the Company or any of its Subsidiaries were liable to pay under Clause 16.2.

17.                               RECEIPTS

17.1                           The Trustee may from time to time, in writing, authorise any one or more of its number or such other person(s) as it thinks fit to make any payments or transfers of Property and to give receipts and discharges for any Property payable, transferable or deliverable to the Trustee.  Every receipt or discharge shall be as valid as if given by the Trustee.

17.2                           The production of a written authority of the Trustee given under Clause 17.1 shall be a sufficient protection to any person taking any receipt or discharge mentioned in Clause 17.1 and (unless that person received express notice in writing of the revocation of the authority) he shall be entitled to assume and act on the assumption that the authority remains unrevoked.

18.                               REMUNERATION OF TRUSTEE

18.1                           Any corporate Trustee shall act in accordance with the terms and conditions it has agreed with the Company and shall be entitled to reimbursement of its proper expenses as well as remuneration for its services as Trustee.

18.2.                        Any individual Trustee, being a person engaged in any profession or business (but not being an Employee or former Employee), shall be entitled to be paid all usual professional or proper charges for the business transacted, time expended and acts done by him or his firm in connection with the Trust, including acts which a trustee, not being in any profession or business, could have done personally.

18.3                           Any corporate Trustee:

18.3.1      may transact, in its own office, on behalf of the Trust or any Beneficiary, any business which by its constitution it is authorised to undertake and in which it is then ordinarily engaged, on the same terms as would be made with an ordinary customer and, if it is a bank, it shall be entitled to act as a banker to and make advances to the Trustee in connection with the Trust, without accounting for any profit made by so acting and in all respects as if it were not a Trustee; and

18.3.2      may employ as a banker, investment adviser or other agent, on behalf of the Trust, any corporation, firm or enterprise associated with it PROVIDED THAT the agent is authorised to undertake the business for which it is employed and is ordinarily engaged in that business and that all charges made by it for work done or services provided in connection with the Trust are reasonable and normal.

19.                               GOVERNING LAW

The Trust shall be construed in accordance with English law.

20.                               CHANGING OF GOVERNING LAW

Notwithstanding anything hereinbefore contained the Company may at any time during the Trust Period declare by deed that the trust powers and provisions of this Deed shall from the date of the declaration take effect with the necessary modifications specified in the said deed in accordance with the law of the territory specified in the Deed.  As from the date of the declaration the law of that other territory shall be the law applicable to this Deed and the Courts in that other territory shall be the forum for the administration of the Trust but subject to the powers conferred by this Clause and until any further declaration is made under this Deed.  This power shall not be exercisable in any manner which might cause this Deed under the law applicable to it to become illegal void or voidable or which might in any way change the beneficial interests under it.

21.                               IRREVOCABILITY

The trusts declared in this Deed are irrevocable.

22.                               EXCLUSIONS AND LIMITATIONS

Subject to Clause 3.4.1, no trust, discretion or power conferred on the Trustee by this Deed or by law shall be exercised and no provision of this Deed shall operate at any time so as to cause the whole or any part of the Trust Fund to be paid, lent, applied or transferred to or for the benefit of any member of the Group.

23.                               MISCELLANEOUS

23.1         No benefits or rights under this Deed are capable of being assigned, charged or alienated in any way and no payment shall be made in respect of any benefit or right if the person entitled thereto shall, to the knowledge of the Trustee, have purported to assign or charge the same or any part of it or any interest in it, or if the Trustee knows of any act or event as a consequence of which the benefit or right or any part of or interest in if belonging to that person absolutely would have become vested in or charged in favour of any person or persons other than that person or his legal personal representatives.  Subject to Clauses 2 and 3, the Trustee shall have full discretion as to the payment or application of any benefit forfeited to or for the benefit of such person.

23.2         Any notice to be given to a Beneficiary may be served by being handed to the Beneficiary personally, by being sent by first class post to the Beneficiary at his or her last known private postal address or by such other method as the Trustee considers appropriate.  Any notice served by post shall be deemed to have been served on the fourth day (excluding Sundays and statutory holidays) next following the date of posting and, in proving such service, it shall be sufficient proof that the Trustee reasonably believes that the envelope containing the notice was properly addressed and posted as a prepaid letter by first class post.

23.3         Each power and discretion given to the Company in this Deed (whether alone or jointly with any other person) is given to it for its own benefit and not in a fiduciary capacity.  The Company may exercise, or refrain from exercising, its powers under this Deed at its discretion.

23.4         Any person entitled to or claiming any benefit under the Trust shall produce any evidence and information required by the Trustee or the Company for the purposes of the Trust.  Payment of any benefit under the Trust to any person shall be conditional upon production by that person of any evidence or information that the Trustee or the Company may require.

23.5         The Trustee shall be entitled to deduct from any benefit payable any tax or duty for which the Trustee is liable in respect of the benefit concerned.

23.6         The Trustee shall not be accountable in respect of or obliged to see to the application of any payment made in accordance with this Deed if it is made:

23.6.1      to a minor direct or to his parent or guardian or to the person with whom he resides; or

23.6.2      to any individual or institution who or which is or appears to be responsible for the care of a person to whom the payment may be made under this Deed if the Trustee considers that that person’s incapacity does not warrant their making the payment to him direct.

23.7         The Company consents to the Trustee disclosing to any agent nominee bank or other person appointed to act on behalf of the Trustee at any time:

23.7.1                   the identity of the Company as settlor of the Trust; and

23.7.2                  any other information relating to the Trust and requested for the purposes of identification or otherwise,

where such request is in the Trustee’s absolute discretion, reasonable.

24.                               COUNTERPARTS

This Deed may be executed by the parties to it as separate counterparts, each of which, when executed, shall be as original.  The counterparts shall together constitute one and the same instrument.

SCHEDULE

Additional Powers of Trustee

(Clause 8)

1.                             Power to promote, alone or with others, and to approve, concur or acquiesce in, or agree to carry into effect, alone or with others, any scheme, proposal or offer for or leading to or being a step in:

(a)                        the issue or sale of shares in the Company or any member of the Group to any persons; or

(b)                       the reconstruction or amalgamation with any other company or corporation of any company or corporation in whose securities the Trust Fund or any part of it shall be invested; or

(c)                        the alteration of the rights attached to any investments or other Property forming part of the Trust Fund or attached to any Property whatever having rights affecting any such investments or other Property; or

(d)                       the exchange of any investments or other Property forming part of the Trust Fund for any other investments or other Property.

2.                             Power, subject to Clause 3.3, to grant options to any Beneficiary to acquire some or all of the assets of the Trust Fund.  The Trustee shall be entitled to determine the consideration for the grant of any options and the price at which options may be exercised.

3.                             Power, subject to Clause 3.3, to apply the Trust Fund or any part of it in paying any stamp duty or stamp duty reserve tax payable in respect of any transfer of or agreement to transfer Shares to any Beneficiary.

4.                             Power to borrow moneys or otherwise receive credit from any person, corporation or company for any purpose on such terms as the Trustee thinks fit and whether on the security of the Trust Fund, or any part of it, or on personal security only or without security.  The Trustee may provide for the repayment of borrowings or credit or the payment of any associated costs out of the Trust Fund.

5.                             Power to pay any duties or taxes (together with any related interest, penalties or surcharges) for which the Trustee becomes liable on behalf of the Trust in any part of the world notwithstanding that the liability may not be enforceable through the courts of the place where the trusts declared in this Deed are at that time administered and to have discretion as to the time and manner in which any duties or taxes are paid.  No person interested under this Trust shall be entitled to make any claim against the Trustee by reason of its making payment of any tax or duties.

6.                             Power to arrange for any member of the Group to account to the Inland Revenue or other authority concerned for any amounts deducted from the sums of money paid or credited to the Trustee by any member of the Group; or from or in respect of any amounts paid or Property transferred by the Trustee under Clauses 3 or 4 to Beneficiaries in respect of income tax or any other deductions required by law.

7.                             Power to delegate to any other person or persons all or any of the administrative, management functions and powers (including investment powers) vested in it either under this Deed or due to its office as Trustee and to pay any such person(s) for their services PROVIDED THAT the Trustee shall not pursuant to this paragraph (7) be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

8.                             Power to effect any transaction not authorised by this Deed concerning or affecting any part of the Trust Fund if the Trustee thinks the transaction is for the benefit of the Trust Fund or the Beneficiaries as if the Trustee were the sole absolute beneficial owner of the Trust Fund.  For the purposes of this paragraph (8) transaction includes any option, sale, exchange, assurance, grant, lease, surrender, reconveyance, release, reservation, subordination or other disposition and any assignment, pledge, charge or mortgage or other security provision and any purchase or other acquisition and any covenant, guarantee, contract, licence or right of pre-emption and any compromise, waiver, release, forbearance, partition or other dealing or arrangement and effect has the meaning appropriate to the particular transaction.

9.                             Power to act on the advice or opinion of any lawyer, actuary, accountant, investment adviser, broker or other professional person and, instead of acting personally to appoint or employ agents and advisers to transact any business and to do all acts to be done by the Trustee under this Deed including the day-to-day management of any investments and the payment of any benefits.  The Trustee shall determine the remuneration of any agents or advisers but shall not be liable for the default of any agent or adviser appointed or employed in good faith or for any loss arising from the appointor acting in accordance with the advice of any adviser PROVIDED THAT the Trustee shall not pursuant to this paragraph (9) be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

10.                       Power from time to time to cause any Property forming part of the Trust Fund to be registered in the name or names of any other persons or corporations on behalf of the Trustee and to pay any connected expenses out of the Trust Fund without liability for any loss to the Trust Fund caused by the exercise of this power.

11.                       Power at any time to have any assets valued for any purpose in the manner the Trustee thinks fit.

IN WITNESS of which this Deed has been executed and delivered on the date first above written.

EXECUTED AND DELIVERED

as a Deed by CYCLACEL GROUP PLC

acting by

Director  /s/ Robert Jackson

Director/Secretary  /s/ Paul McBarron

THE COMMON SEAL of OGIER EMPLOYEE BENEFIT TRUSTEE LIMITED             )

was affixed to this Deed in the presence of:              )

Authorised Signatory  /s/ Peter Le Breton

Authorised Signatory  /s/ Philip Norman